Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report of South Dakota Soybean Processors, LLC (the “Company”) on Form 10-K/A for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Rodney G. Christianson and James A. Seurer, the Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Accounting Officer), respectively, of the Company, certify, individually and not jointly pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2003 (the last date of the period covered by the Report).

Dated: November 10, 2005

By	/s/ Rodney G. Christianson
Rodney G. Christianson
Chief Executive Officer

By	/s/ James A. Seurer
James A. Seurer
Chief Financial Officer